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                                                                    EXHIBIT 23.7

    As independent public auditors, we hereby consent to the use in this Registration Statement of our report dated June 18, 1999 except for Note 15, as to which the date is June 22, 1999, on Kabel Plus a.s. as of December 31, 1998 and 1997 and for the years then ended, included in this Registration Statement, and to all references to our Firm included in this Registration Statement.

                                        Arthur Andersen, s.r.o.

Prague, Czech Republic
October 25, 1999